CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement on Form N-2 (the "Registration Statement") of our report dated February 12, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to the Shareholders of Liberty All-Star Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.





PricewaterhouseCoopers LLP
Boston, Massachusetts
August 22, 2001